UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2016

 The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Canal Street, Third Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 307-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

On December 30, 2016, The Board of Directors (the “Board”) of The Providence Service Corporation (the “Company”) set June 15, 2017 as the date for the Company’s 2017 Annual Meeting of Shareholders (the “Annual Meeting”), pursuant to the Company’s amended and restated bylaws, at a time and location to be determined and specified in our proxy statement related to the Annual Meeting. The Board also approved the record date of April 20, 2017 for determining stockholders entitled to notice of and to vote at the Annual Meeting.

Because the date of the Annual Meeting is more than 30 days from the anniversary date of last year’s annual meeting, pursuant to the U.S. Securities and Exchange Commission’s rules, including Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have set the deadline for submission of proposals to be included in our proxy materials for the Annual Meeting as 5:00 p.m. EST on January 27, 2017. Accordingly, in order for a shareholder proposal to be considered for inclusion in our proxy materials for the Annual Meeting, the proposal must be received by our Corporate Secretary at the principal executive offices of the Company at 700 Canal St., Third Floor, Stamford, CT 06902, on or before 5:00 p.m. EST on January 27, 2017, and must comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act.

In accordance with the advance notice requirements contained in our amended and restated bylaws applicable for an annual meeting that is more than 30 days earlier than the anniversary date of the prior year’s annual meeting, for director nominations or other business to be brought before the Annual Meeting by a shareholder, other than Rule 14a-8 proposals described above, written notice must be delivered to our Corporate Secretary at the principal executive offices of the Company at 700 Canal St., Third Floor, Stamford, CT 06902, on or before 5:00 p.m. EST on April 16, 2017. These shareholder notices also must comply with all additional procedures and requirements of our amended and restated bylaws and will not be effective otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: December 30, 2016	By:	/s/ Sophia D. Tawil
	Name:	Sophia D. Tawil
	Title:	General Counsel & Secretary